Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-00890, 333-103611, 333-127362, 333-177816, 333-193804, 333-197888 and 333-215978) of AVX Corporation of our report dated May 19, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Nashville, Tennessee
May 19, 2017